UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2016

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The Company provides pension benefits for eligible participants through a non-contributory defined benefit pension plan ("the Plan"). Benefits are based on years of service and average earnings during the highest average 60 month period during the final 120 months of employment. Effective September 30, 2006, the Plan was closed to new entrants and benefit accruals for existing participants were frozen. Under the current rules, the Company had no funding obligation as of December 31, 2015 and does not expect to have one in 2016.

On November 23, 2016 the Company's Board of Directors ("the Board") voted to terminate the Plan, effective January 31, 2017. In order to settle its liabilities under the Plan, the Company will offer participants the option to receive either an annuity purchased from an insurance carrier or a lump-sum cash payment. If the total value of the Plan's assets is insufficient to cover the lump-sum payouts and annuity purchases, the Company will contribute the necessary funds to complete the termination of the Plan. The exact amount that will be required is subject to a number of factors, including changes in interest rates and the exact proportion of participants electing a lump-sum distribution versus an annuity, but the Company currently estimates that its before-tax expense will be between $3.1 million and $3.3 million, all of which would be recognized in 2017. Other expenses associated with terminating the Plan are currently estimated to be $20 thousand.

The Company anticipates completing the transfer of all liabilities and administrative responsibilities under the Plan by the end of the fourth quarter of 2017. Once this process is complete, the Company will no longer have any remaining pension obligations and thus no periodic pension expense. By comparison, annual pension expense for 2016 and 2017 are currently estimated to be $392 thousand and $529 thousand respectively.

The Board reserved the right to defer or revoke the termination of the Plan if circumstances change such that deferral or revocation would be warranted, although it does not intend to do so at this time. Certain aspects of the termination are also subject to review by the Pension Benefit Guaranty Corporation and the Internal Revenue Service.

Safe Harbor Statement Regarding Forward-Looking Statements.

Statements in this current report which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates,"  "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the Company's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements.

Factors that could cause actual results to differ from the Company's estimates include, without limitation: fluctuations in interest rates; changes in actuarial estimates and/or mortality tables; changes in the return on plan assets; the proportion of Plan participants electing lump-sum distributions; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2015. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: December 2, 2016	/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer